UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ___________________

FORM 8-K
 ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 17, 2018
Date of Report (Date of earliest event reported)
___________________

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
(Not applicable)
 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 17, 2018, the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Company”) appointed Cornelis Petrus Adrianus Joseph Leenaars to serve as a director, effective January 1, 2019. The size of the Board was increased to twelve in connection with the appointment. Mr. Leenaars has been appointed to serve on the Audit Committee and the Risk Committee of the Board and will stand for election by the Company’s stockholders at the Annual Meeting of Stockholders in May 2019.

Mr. Leenaars was not selected as a director pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and Mr. Leenaars. He will receive compensation for his services on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on March 20, 2018 for non-employee directors, including an increase to the annual cash retainer of $25,000 in recognition of the additional time and effort that will be required for Mr. Leenaars to travel internationally to attend Board and committee meetings, pro-rated for service until the Annual Meeting of Stockholders in May 2019.

A copy of the Company’s press release announcing the appointment of Mr. Leenaars to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated December 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date:	December 18, 2018	By:	/s/	Matthew W. Cooper
Matthew W. Cooper
General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated December 18, 2018

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